Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of HyperFeed Technologies, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2005	/s/ Paul Pluschkell
Paul Pluschkell
President and Chief Executive Officer (Principal Executive Officer)

Date: March 30, 2005	/s/ Randall J. Frapart
Randall J. Frapart
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by HyperFeed Technologies, Inc. for purposes of section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to HyperFeed Technologies, Inc. and will be retained by HyperFeed Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.